UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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FIRST DEFIANCE FINANCIAL CORP.

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held on

April 21, 2009

and

PROXY STATEMENT

601 Clinton Street

Defiance, Ohio 43512

(419) 782-5015

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 21, 2009

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (“Annual Meeting”) of First Defiance Financial Corp. (“First Defiance”) will be held at the Operations Center of its subsidiary First Federal Bank of the Midwest, located at 25600 Elliott Road, Defiance, Ohio 43512, on Tuesday, April 21, 2009 at 1:00 p.m., Eastern Time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

(1)	To elect three (3) directors;

(2)	To consider and approve a non-binding advisory vote on First Defiance’s executive compensation; and

(3)	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors has fixed March 6, 2009 as the voting record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or at any adjournment thereof. Only those shareholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or at any such adjournment.

BY ORDER OF THE BOARD OF DIRECTORS

William J. Small
Chairman, President and Chief Executive Officer

March 17, 2009

Defiance, Ohio

Your vote on these matters is important, regardless of the number of shares you own, and all shareholders are cordially invited to attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting in person, it is important that your shares be represented. In order to ensure that your shares are represented, I urge you to execute and return the enclosed form of Proxy, or that you submit your Proxy by telephone or Internet promptly.

PROXY STATEMENT

First Defiance Financial Corp.

601 Clinton Street

Defiance, Ohio 43512

2009 ANNUAL MEETING OF SHAREHOLDERS

April 21, 2009

GENERAL

This Proxy Statement is being furnished to holders of common stock, $0.01 par value per share (“Common Stock”), of First Defiance Financial Corp. (“First Defiance” or the “Company”). Proxies are being solicited on behalf of the Board of Directors of First Defiance to be used at the Annual Meeting of Shareholders (“Annual Meeting”) to be held at the Operations Center of First Federal Bank of the Midwest (“First Federal”) located at 25600 Elliott Road, Defiance, Ohio 43512, on Tuesday, April 21, 2009 at 1:00 p.m., Eastern Time, and at any adjournment thereof for the purposes set forth in the Notice of Annual Meeting of Shareholders. This Proxy Statement is first being mailed to shareholders on or about March 25, 2009.

First Defiance’s policy is to send a single annual report and proxy statement to multiple shareholders of record that share the same address unless First Defiance receives instructions to the contrary. However, each shareholder of record receives a separate proxy card. This practice, known as “householding,” is designed to reduce printing and postage costs. If you wish to receive a separate copy of this year’s annual report or proxy statement, you may request it by writing to First Defiance at the above address. If you wish to discontinue householding entirely, you may contact Registrar and Transfer Company by telephone at 1-800-368-5948, by e-mail at info@rtco.com, or by written instructions sent to Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016-3572. If you receive multiple copies of the annual report and proxy statement, you may request householding by contacting Registrar and Transfer as noted above. If your shares are held in street name through a bank, broker or other holder of record, you may request householding by contacting that bank, broker or other holder of record.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 21, 2009

The Proxy Statement, Form 10-K for the year ended December 31, 2008 and the 2008 Annual Report to shareholders are available at www.cfpproxy.com/3874.

PROXIES

The proxy solicited hereby, if properly submitted to First Defiance and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted (1) FOR the nominees for director described herein, (2) FOR the approval of First Defiance’s executive compensation, and (3) upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies. Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing written notice of revocation with the Secretary of First Defiance (John W. Boesling, Secretary, First Defiance Financial Corp., 601 Clinton Street, Defiance, Ohio 43512); (ii) submitting a valid proxy bearing a later date; or (iii) appearing at the Annual Meeting and giving notice of revocation to the Secretary. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

VOTING RIGHTS

Only shareholders of record at the close of business on March 6, 2009 (“Voting Record Date”) are entitled to notice of and to vote at the Annual Meeting. On the Voting Record Date, there were 8,117,120 shares of Common Stock issued and outstanding and First Defiance had no other class of equity securities outstanding that are entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented at the meeting.

The presence, either in person or by proxy, of at least a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions are considered in determining the presence of a quorum.

REQUIRED VOTE

Shareholders are entitled to cast one vote for each share owned. First Defiance’s Articles of Incorporation do not permit shareholders to cumulate votes in the election of directors. Directors are elected by a plurality of the votes cast with a quorum present. Abstentions will not affect the plurality vote required for the election of directors. The proposal for election of directors is considered a “discretionary” item upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. The proposal to approve the Company’s executive compensation requires that the number of votes cast in favor of the proposal exceed the number of votes cast against it. The executive compensation proposal is not a “discretionary” item, so you must provide instructions to your brokerage firm. Abstentions and broker non votes will not be counted as votes cast and therefore will not affect the determination as to whether the Company’s executive compensation policies and procedures are approved. Because this shareholder vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

PROPOSAL 1

Election of Directors

Composition of the Board

The full Board consists of 11 directors. In 2008, the Board determined that John L. Bookmyer, Stephen L. Boomer, Peter A. Diehl, Jean A. Hubbard, Barbara A. Mitzel, Thomas A. Voigt, Douglas A. Burgei, Dwain I. Metzger, and Samuel S. Strausbaugh are “independent” under the rules of The Nasdaq Stock Market LLC (“Nasdaq”).

The Board is divided into three classes, with two of the classes having four members and the other having three members. The directors in each class serve a three-year term. The terms of each class expire at successive annual meetings so that the shareholders elect one class of directors at each annual meeting.

The current composition of the Board is:

Directors whose terms expire at this Annual Meeting	Douglas A. Burgei Dwain I. Metzger Samuel S. Strausbaugh

Directors whose terms expire at 2010 Annual Meeting	John L. Bookmyer Stephen L. Boomer Peter A. Diehl William J. Small

Directors whose terms expire at 2011 Annual Meeting	Jean A. Hubbard Barbara A. Mitzel James L. Rohrs Thomas A. Voigt

The election of three directors will take place at the Annual Meeting. Mr. Burgei, Mr. Metzger and Mr. Strausbaugh will be standing for re-election. If elected, each of the three Director nominees will serve on the Board until the annual meeting of shareholders in 2012, or until their successors are duly elected and qualified in accordance with the Company’s Code of Regulations. If any of the three nominees should become unable to accept election, the persons named on the proxy card as proxies may vote for other person(s) selected by the Board of the named proxies. Management has no reason to believe that any of the three nominees for election named below will be unable to serve.

Your Board Recommends That You

Vote FOR All Three Nominees Listed Below.

Nominees For Election as Directors With Terms Expiring at the 2012 Annual Meeting:

Douglas A. Burgei	Age:	54
	Director Since:	1995
	Business Experience:	Veterinarian at Napoleon Veterinary Clinic, Napoleon, OH since 1978; Co-Owner of PetVet / Pampered Pets Bed & Biscuit, Napoleon, OH (since 2003) and Ft. Wayne IN (since 2006).

Dwain I. Metzger	Age:	67
	Director Since:	2005
	Business Experience:	Self-Employed Farmer since 1960.

Samuel S. Strausbaugh	Age:	45
	Director Since:	2006
	Business Experience:	Co-President of Defiance Metal Products, Defiance, OH since September 2006. CFO of Defiance Metal Products from November 1998 to July 2008.

Continuing Directors With Terms Expiring at the 2010 Annual Meeting:

John L. Bookmyer	Age:	44
	Director Since:	2005
	Business Experience:

CEO of Pain Management Group, Findlay, OH, since January 2009 and former President of Blanchard Valley Regional Health Center and Executive Vice President, Chief Operating Officer of Blanchard Valley Health System, Findlay, OH from 2000 until December 2008 as well as Chief Financial Officer of Blanchard Valley Health System, Findlay, OH, from 2005 until December 2008.

Stephen L. Boomer	Age:	58
	Director Since:	1994
	Business Experience:	CEO and President, Arps Dairy, Inc., Defiance, OH since 1997.

Peter A. Diehl	Age:	58
	Director Since:	1998
	Business Experience:	Retired. Formerly President and CEO of Diehl, Inc., Defiance OH from April 1996 to May 2006.

William J. Small	Age:	58
	Director Since:	1998
	Business Experience:	Chairman, President and CEO of First Defiance and Chairman of First Federal since 1999. Mr. Small also served as Chief Executive Officer of First Federal from 1999 until December 2008.

Continuing Directors With Terms Expiring at the 2011 Annual Meeting:

Jean A. Hubbard	Age:	51
	Director Since:	2008
	Business Experience:	Corporate Treasurer and Business Manager of The Hubbard Company, Defiance, OH since 2003; Senior Vice President and Human Resource Director, Rurban Financial Corp., 1990 to 2003.

Barbara A. Mitzel	Age:	56
	Director Since:	2008
	Business Experience:	Area Manager of Consumers Energy, Adrian, MI, since 2000; City Commissioner, Adrian, MI, from November 1999 until September 2008.

James L. Rohrs	Age:	61
	Director Since:	2002
	Business Experience:

Executive Vice President of First Defiance and President of First Federal since August 1999. Mr. Rohrs was also appointed Chief Executive Officer of First Federal in December 2008, previously serving as Chief Operating Officer since August 1999.

Thomas A. Voigt	Age:	66
	Director Since:	1995
	Business Experience:	Vice President and General Manager of Bryan Publishing Company, Bryan, OH since 1980.

Board Committees

The Board of Directors has five standing committees: Audit Committee, Corporate Governance Committee, Compensation Committee, Long-Range Planning Committee and Executive Committee. Members of the individual standing committees are named below:

Audit	Corporate Governance	Compensation	Long-Range Planning	Executive
J.L. Bookmyer*	S.L. Boomer**	J.L. Bookmyer	D.A. Burgei	S.L. Boomer**
S.L. Boomer**	D.A. Burgei*	S.L. Boomer**	P.A. Diehl	D.A. Burgei***
P.A. Diehl	J.A. Hubbard	P.A. Diehl*	J.A. Hubbard	P.A. Diehl***
S.S. Strausbaugh	D.I. Metzger	T.A. Voigt	D.I. Metzger	D.I. Metzger***
	T.A. Voigt	S.S. Strausbaugh	T.A. Voigt*	J.L. Rohrs
			B.A. Mitzel	W.J. Small*
S.S. Strausbaugh***
T.A. Voigt***
J.L. Bookmyer***

*	— Chairperson

**	— Lead Independent Director

***	— Denotes Rotating Service

The Audit Committee is responsible for: (i) the appointment of First Defiance’s independent registered public accounting firm; (ii) review of the external audit plan and the results of the auditing engagement; (iii) review of the internal audit plan and results of the internal audits; (iv) review of reports issued by First Federal’s Compliance Officer; (v) review of the effectiveness of First Defiance’s system of internal control, including review of the process used by management to evaluate the effectiveness of the system of internal control; and (vi) oversight of the accounting and financial reporting practices of First Defiance. The Audit Committee has adopted a written charter setting forth these responsibilities, a copy of which is posted on the Company’s website at http://www.fdef.com. The Board has determined that it has two “audit committee financial experts” serving on its Audit Committee. John L. Bookmyer and Samuel S. Strausbaugh each have been determined to have the attributes listed in the definition of “audit committee financial expert” set forth in the Instruction to Item 407(d)(5)(i) of Regulation S-K and in the Nasdaq listing requirements. All of the Audit Committee members are considered “independent” for purposes of the Nasdaq listing requirements, and meet the Nasdaq standards for financial sophistication. The Committee met five times in 2008.

The Corporate Governance Committee was established by the Board of Directors to ensure that the Board is appropriately constituted and conducts its affairs in a manner that will best serve the interests of First Defiance and its shareholders. Specific duties of the Committee include administering First Defiance’s conflict of interest/code of ethics policy, administering the process for evaluation of the Chairman and Chief Executive Officer, monitoring the Board’s continuing education and self-assessment process, nominating directors to the Board, and conducting an annual assessment of the Board as a whole including assessment of Board composition and committee assignments. The Corporate Governance Committee has adopted a written charter setting forth the responsibilities of the committee, a copy of which is posted on the Company’s website at http://www.fdef.com. The Corporate Governance Committee met twice in 2008.

The Board does not have a separate nominating committee as those functions are performed by the Corporate Governance Committee and the Board as a whole. The Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, having business experience, and exhibiting high moral character. The Committee retains the right to modify these minimum qualifications from time to time. The Committee has a general process for choosing nominees, which process considers both incumbent directors and new candidates. In evaluating an incumbent director whose term of office is set to expire, the committee reviews such director’s overall service to First Defiance during his or her term, including attendance at meetings, participation and quality of performance. If the Committee chooses to evaluate new director candidates, the committee uses its network of contacts to compile a list of potential candidates. Then, the Committee determines whether such candidates are independent, which determination is based upon applicable securities laws. Finally, the Committee meets to discuss and consider all candidates’ qualifications and then chooses the candidates. The Corporate Governance Committee considers the following criteria in proposing nominations for director to the full Board: (1) independence; (2) high personal and professional ethics and integrity; (3) ability to devote sufficient time to fulfilling duties as a director; (4) impact on diversity of the Board, including skills and other factors relevant to First Defiance’s business; and (5) overall experience in business, education, and other factors relevant to First Defiance’s business.

Shareholders of First Defiance may also make nominations to the Corporate Governance Committee, provided that notice of such nomination is given in writing to the Secretary of First Defiance not less than 60 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. The notice must set forth the name, age, business address and residence address (if available) of the nominee and the number of shares of Common Stock which are beneficially owned by the nominee. Also, the shareholder making the nomination must promptly provide any other information reasonably requested by the Corporate Governance Committee. The Committee does not alter the manner in which it evaluates candidates, including the minimum criteria set forth above, when evaluating a candidate who was recommended by a shareholder. No such nominations were received from shareholders for the 2009 election of directors.

The Compensation Committee is responsible for overseeing First Defiance’s compensation programs, including base salaries, long-term incentive compensation, equity-based compensation and perquisites and benefit plans. Further description of the Committee’s responsibilities is set forth under the “Compensation Discussion and Analysis” below. The Compensation Committee does not have a charter. The Committee also makes recommendations to the full Board regarding Board of Directors’ compensation. The Compensation Committee met five times in 2008.

The Executive Committee generally has the power and authority to act on behalf of the Board of Directors between scheduled Board meetings unless specific Board action is required or unless otherwise restricted by First Defiance’s Articles of Incorporation or Code of Regulations or its Board of Directors. As Chairman of the Board, Mr. Small serves as Chairman of the Executive Committee and Messrs. Rohrs and Boomer serve as permanent members. The remaining directors, with the exception of Ms. Mitzel, serve on the Committee on a rotating basis during the year. The Executive Committee did not meet during 2008.

Compensation Committee Interlocks and Insider Participation

Mr. John L. Bookmyer, Mr. Stephen L. Boomer, Mr. Peter A. Diehl, Mr. Gerald W. Monnin and Mr. Thomas A. Voigt served on the Compensation Committee during 2008. Mr. Monnin retired from the Board of Directors on December 31, 2008. There were no Compensation Committee interlocks or insider (employee) participation during 2008.

Board and Board Committee Meetings

Regular meetings of the Board of Directors of First Defiance are held quarterly and of First Federal are held monthly. Special meetings of the Boards are held from time to time as needed. There were five meetings of the Board of Directors of First Defiance and twelve meetings of the Board of Directors of First Federal held during 2008. No director attended fewer than 75% of the total number of meetings of the Board of Directors of First Defiance or First Federal, as applicable, and meetings held by all committees of the Board on which the director served during 2008.

Neither the Board nor the Corporate Governance Committee has implemented a formal policy regarding director attendance at the Annual Meeting. Typically, the Board holds its annual organizational meeting directly following the Annual Meeting, which results in most directors attending the Annual Meeting. In 2008, ten directors attended the Annual Meeting.

Non-management directors met in two executive sessions in 2008. Mr. Boomer, who has been designated the lead director, presided over those meetings.

Director Compensation

The table below provides information concerning the compensation of directors for the fiscal year ended December 31, 2008. Each non-employee director received an annual retainer of $21,000 in 2008 with the exception of Mr. Boomer, the Lead Independent Director, who received a retainer of $24,500. Committee chairs receive an additional annual retainer as follows: (1) Audit Committee — $3,000; (2) Compensation Committee — $2,000; and (3) Corporate Governance Committee and Long Range Planning Committee — $1,000. In addition, each non-employee director received $400 for each Board meeting attended for either First Defiance or First Federal. Mr. Boomer and Mr. Strausbaugh are also directors of First Insurance and Investments, and they receive $400 for each First Insurance Board meeting attended. Non-employee directors also receive compensation for each committee meeting attended as follows: (1) Audit Committee — $500; (2) Compensation Committee — $400; (3) Executive or First Federal Executive Loan Committee meetings — $200; and (4) other First Defiance and First Federal Board committees — $300.

Directors may defer their retainer and/or meeting fees payable to them under the First Defiance Deferred Compensation Plan. The return on the amounts deferred is dependent on the investment elections made by the director. The directors’ choices for election include a number of mutual funds and a First Defiance stock account. Returns under the plan are calculated to mirror these elections. Because these earnings are denominated in First Defiance stock or the mutual fund equivalents, such earnings are not considered to be preferential or above market and are not reported in the table below. Also directors do not receive perquisites or personal benefits that have an aggregate value that exceeds $10,000.

2008 Director Compensation

Director	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Bookmyer, John L.	$35,650	$584	$36,234
Boomer, Stephen L.	$50,400	—	$50,400
Burgei, Douglas A.	$34,300	—	$34,300
Diehl, Peter A.	$41,700	—	$41,700
Fauster, John U. III (2)	$ 9,700	—	$ 9,700
Hubbard, Jean A.	$21,950	—	$21,950
Metzger, Dwain I.	$33,200	$584	$33,784
Mitzel, Barbara A.	$20,200	—	$20,200
Monnin, Gerald W. (3)	$31,400	—	$31,400
Strausbaugh, Samuel S.	$34,100	$584	$34,684
Voigt, Thomas A.	$36,500	—	$36,500
(1)

The amounts in the option awards column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with FAS 123(R) for options for 2,000 common shares awarded in 2008. Assumptions used in the calculation of this amount are included in footnote 20 to the Company’s audited financial statements for the fiscal year ended December 31, 2008 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2009. These options, which have an exercise price of $17.64, vest 20% per year over the first five years of their 10-year term. Mr. Bookmyer, Mr. Metzger and Mr. Strausbaugh each had options for 4,000 common shares outstanding at December 31, 2008.

(2)	Dr. Fauster’s term as director expired at the 2008 Annual Meeting of Shareholders.

(3)	Mr. Monnin retired from the Board effective December 31, 2008.

Communication with Directors

The Board of Directors has adopted a process by which shareholders may communicate with the directors. Any shareholder wishing to do so may write to the Board of Directors at the Company’s principal business address, 601 Clinton St., Defiance, OH 43512. Any shareholder communication so addressed will be delivered unopened to the director to whom it is addressed or to the Lead Director if addressed to the Board of Directors.

Board’s Role in Strategic Planning

The Board of Directors has the legal responsibility for overseeing the affairs of the Company and, thus, an obligation to keep informed about the Company’s business and strategies. This involvement enables the Board to provide guidance to management in formulating and developing plans and to exercise independently its decision-making authority on matters of importance to the Company. Acting as a full Board and through the Board’s standing committees (Audit Committee, Corporate Governance Committee, Compensation Committee, Long-Range Planning Committee and Executive Committee), the Board is fully involved in the Company’s strategic planning process.

Each year, typically in September, senior management and the Board hold an extended meeting to focus on corporate strategy. This session involves presentations from management and input from the Board regarding the assumptions, priorities and strategies that will form the basis for management’s operating plan and strategy. At subsequent Board meetings, the Board continues to review the Company’s progress against its strategic plan and to exercise oversight and decision-making authority regarding strategic areas of importance. The role the board plays is inextricably linked to the development and review of the Company’s strategic plan. Through these procedures, the Board, consistent with good corporate governance practices, encourages the long-term success of the Company by exercising sound and independent business judgment on the strategic issues that are important to the Company’s business.

EXECUTIVE OFFICERS

The Board elects executive officers annually following the Annual Meeting of Shareholders to serve until the meeting of the Board following the next annual meeting. The following table sets forth the name of each current executive officer, other than Mr. Small and Mr. Rohrs, and the principal position and offices he holds with First Defiance or First Federal.

Name	Information about Executive Officers
Donald P. Hileman

Chief Financial Officer of First Defiance and First Federal since March 16, 2009. Previously, Mr. Hileman was appointed to serve as Interim Chief Financial Officer on October 20, 2008 during John C. Wahl’s medical leave. Mr. Hileman was also appointed an Executive Vice President of First Defiance in November 2008 and Chief Executive Officer of First Insurance and Investments, Inc. in July 2007, and continues to serve in those capacities. Prior to joining First Defiance, Mr. Hileman was Corporate Controller of Sky Financial Group, Inc. for 12 years. Mr. Hileman is 56.

Gregory R. Allen

President of First Federal’s Southern Market Area since January 2006. Prior to his promotion to President of the Southern Market Area, Mr. Allen served as Executive Vice President and Chief Lending Officer of First Federal since 1998. Mr. Allen is 45.

Jeffrey D. Vereecke

President of First Federal’s Northern Market Area since January 2008. Prior to his promotion to President of the Northern Market Area, Mr. Vereecke served as Executive Vice President, Retail Banking. He has served First Federal in a number of roles since joining the Company in 1984. Mr. Vereecke is 47.

Dennis E. Rose, Jr.	Executive Vice President of Operations for First Federal since 2001. Mr. Rose joined First Federal in 1996 and served as Corporate Controller prior to his role in operations. Mr. Rose is 40.

Timothy K. Harris

President of the Eastern Market Area of First Federal since January 2008 and Executive Vice President since January 2007. From January 2007 until January 2008, Mr. Harris was a Senior Lender. Mr. Harris joined First Federal as a Commercial Lender in October 2000. Mr. Harris is 50.

Bradley D. Spitnale

President of the Western Market Area of First Federal since January 2009. Previously, Mr. Spitnale was senior lender for the Western Market Area since 2008. He joined First Federal in November 1999 as Vice President of Commercial Lending. Mr. Spitnale is 50.

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis describes the material elements of compensation for the First Defiance executive officers identified in the Summary Compensation Table (“Named Executive Officers”).

Compensation Philosophy and Objectives

The Board of Directors believes the most effective executive compensation program is one that rewards the achievement of specific annual and long-term and strategic goals which are established in conjunction with strategic planning initiatives and the long-term objective of maximizing shareholder value. Consistent with that philosophy, the Company’s executive compensation packages include both cash and stock-based compensation that rewards performance as measured against predetermined goals. The Compensation Committee evaluates executive compensation to ensure that it is sufficiently competitive to enable the Company to attract and retain qualified employees in key positions. Total compensation commensurate with the median compensation paid to similarly situated executives of peer companies is generally what the Committee considers competitive.

Roles of the Committee and Chief Executive Officer in Compensation Decisions

The Committee makes all compensation decisions for the Chief Executive Officer and approves all compensation for the other Named Executive Officers utilizing recommendations made by the Chief Executive Officer.

2008 Executive Compensation Components

For the fiscal year ended December 31, 2008, the principal components of compensation for Named Executive Officers were:

•	Base salary;

•	Short-term cash incentive compensation;

•	Long-term cash and equity incentive compensation;

•	Retirement and other benefits; and

•	Perquisites and other personal benefits.

In 2007, the Compensation Committee engaged Findley Davies, Inc. (“FDI”), an independent regional human resources firm, to perform an analysis of compensation for the Company’s CEO, CFO and the President of the Company’s largest subsidiary, First Federal Bank of the Midwest. FDI compared the compensation of these three executive officers to a peer group, consisting of the 15 financial institution holding companies listed below, and the 2007-2008 Watson Wyatt financial Institutions Compensation Survey for the financial institutions industry segment. The 2008 peer group includes 15 of the 18 companies that comprised the peer group that First Defiance used in 2007. Three companies included in the 2007 peer group were not included in 2008 because their compensation data was not readily available to FDI. The peer group companies are publicly-traded banks located in Ohio, Indiana, Michigan, Kentucky, Illinois and Tennessee which, at the time they were chosen for inclusion in the peer group, had assets ranging between $750 million to $2.7 billion. The 2008 peer group companies are:

• First Place Financial Corp, Warren, OH	• Mercantile Bank Corp., Grand Rapids, MI
• Firstbank Corp., Alma, MI	• Oak Hill Financial, Inc., Jackson, OH
• German American Bancorp, Inc. Jasper, IN	• Old Second Bancorp, Inc., Aurora, IL
• Integra Bank Corp., Evansville, IN	• Peoples Bancorp Inc., Marietta, OH
• Lakeland Financial Corp., Warsaw, IN	• Pinnacle Financial Partners, Inc., Nashville, TN
• LNB Bancorp Inc., Lorain, OH	• QCR Holdings, Inc., Moline, IL
• Macatawa Bank Corp., Holland, MI	• S Y Bancorp, Inc., Louisville, KY
• MBT Financial Corp., Monroe, MI

The peer group analysis indicated that the total direct compensation for the three executive officers, consisting of base salary, short-term incentive pay, long-term incentive compensation (excluding the value of stock options granted before 2004), was significantly below market levels. Base salaries and long term incentive compensation were the principal components that lagged the market. This was consistent with the analysis provided by the compensation consultant who advised the Committee on compensation for 2007. FDI also recommended changes to the Company’s long-term incentive compensation, which are discussed below under the heading “Long Term Incentive Compensation”.

Base Salary

First Defiance provides Named Executive Officers and other employees with a base salary to compensate them for services rendered during the fiscal year. The base salary for each of the Named Executive Officers is generally determined at the beginning of the year.

The 2008 base salary for Mr. Small, the Company’s Chief Executive Officer, was set at $301,246 for 2008. This represents an increase of 8% from the 2007 base salary and is a continuation of the decision made in 2006 to gradually increase the CEO’s base salary to a level more consistent with the peer group median.

Base salaries for Named Executive Officers other than Mr. Small are determined based upon recommendations made by the Chief Executive Officer. The Chief Executive Officer generally compares the base salary levels of the other Named Executive Officers with the median levels of public companies of similar asset size and geographic location to First Defiance. Salary information provided in the America’s Community Bankers Compensation and Benefits Survey, the Ohio Bankers’ League Compensation and Benefits Survey and the SNL Bank and Thrift Director Compensation Review were utilized for setting 2008 salaries. General market conditions in the First Defiance market area, experience and performance levels of the Named Executive Officer and the guidelines for percentage increases that the Board establishes overall for all employees of First Defiance were also considered.

Performance-Based Incentive Compensation

The Board believes that a significant amount of executive officer compensation should be performance based. In recent years, executive officers have had an opportunity to earn short-term incentive compensation in the form of cash bonuses based on the level of achievement of performance targets that are established each year by the Committee. Stock options have historically been the only form of long-term incentive compensation used by the Company. In 2008, the Company adopted a new long-term incentive plan to provide for long-term compensation in the form of both cash and equity awards.

Short-Term Incentive Compensation. The 2008 target bonus component for each of the Named Executive Officers was as follows:

	Bonus Potential at Target
Executive Officer	(% of Base Salary)	(Dollar amount)
William J. Small	45%	$135,561
John C. Wahl	35%	$ 61,250
James L. Rohrs	35%	$ 70,000
Gregory R. Allen	35%	$ 54,111
Jeffrey D. Vereecke	35%	$ 47,250
Donald P. Hileman	35%	$ 46,510

The 2008 First Defiance performance targets, the relative weighting of each target and the related payout percentages of the bonus potential are described below:

Bonus Formula Component	Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)
Earnings Per Share (50% weighting)	$2.00	$2.22	$ 2.55
Revenue Growth[1] (20% weighting)	5.00%	8.22%	20.00%
Return on Average Equity (20% weighting)	9.00%	9.25%	12.00%
Return on Average Assets (10% weighting)	0.90%	0.95%	1.15%

1	– Revenue growth is determined based on net interest income after provision for loan losses plus non-interest income.

If the Threshold performance level is not achieved, the payout percentage for that component of the bonus calculation is zero. If the performance level for a component is between the Threshold and Target or between the Target and the Maximum amount, the payout percentage is prorated. For 2008, none of the Thresholds were achieved and no short-term incentive compensation payments were made to the Named Executive Officers.

Long-Term Incentive Compensation. Based on the FDI compensation review, the Committee determined that total compensation levels for the Company’s three most senior executive officers, particularly the base salary and long-term incentive components, were below market. The Committee utilized the services of FDI to assist in the design of a long-term incentive compensation arrangement that would reward senior executives for increasing the value of the Company through sustained future growth and profitability. The arrangements consists of equity awards to be made under the Company’s 2005 Stock Option Plan and cash awards to be made under a new Long Term Incentive Compensation Plan (the “LTIP”). The LTIP, which was finalized in July 2008, authorizes the Committee, in its sole discretion, to determine the recipients of LTIP awards; to determine the specific terms and conditions of each award, consistent with the terms of the LTIP; to determine whether an award is, or is intended to be, “performance-based compensation” within the meaning of Section 162(m) of the Code; to determine whether any conditions or objectives related to awards have been met; and to modify or waive any terms and conditions of awards, consistent with the terms of the LTIP.

In 2008, the Committee made long-term incentive compensation awards to Mr. Small, Mr. Rohrs and Mr. Wahl under the LTIP and the 2005 Stock Option Plan. The awards establish a target award value for each of the participating officers. Half of the award target value is to be paid in cash under the LTIP at the end of a three year performance period, subject to the achievement of specified performance targets for the Company, and half of the award target value is in the form stock options granted at the time of the LTIP cash award. The number of options awarded in July 2008 to comprise the half of the LTIP award paid in stock options was determined based on the “fair value” of the option determined in accordance with FAS 123R, using the market value of the Company’s common shares as of December 31, 2007. The Company chose the December 31, 2007 value for this purpose because the plan design was begun in late 2007 with the expectation that awards would be made in early 2008. Because it took longer than expected to finalize and implement the plan, awards were not actually made until July 2008, at which time the Company’s lower stock price would have resulted in the grant of a larger number of options. The Committee concluded that the December 31, 2007 value, which resulted in a smaller equity award, was consistent with the Committee’s original intent in formulating the plan.

The following table sets forth the target award amount for each recipient:

Executive	Target Annual LTIC
	Target Award Value	Target Award as a % of Base Salary	2008 Base Salary
W. Small	$105,436	35%	$301,246
J. Rohrs	$ 60,000	30%	$200,000
J. Wahl	$ 43,750	25%	$175,000

The performance targets for the cash portion of the long-term incentive compensation awarded under the LTIP (which is intended to be half of the total long-term incentive award) are based on growth in earnings per share and the average annual return on assets over the three year performance period. The earnings per share targets and return on assets targets are set forth in the tables below:

Annual EPS Growth Rate During Performance Period	Three-Year Cumulative Fully Diluted EPS for the Performance Period	Percent of Target Award Earned
15.0%	$7.98	150%
12.5%	$7.63	125%
10.0%	$7.34	100%
9.0%	$7.15	75%
7.0%	$6.88	50%
5.0%	$6.61	25%

Average Annual ROA over Performance Period	Percent of EPS Award Paid
1.20%	120%
1.10%	110%
1.00%	100%
.90%	75%
.80%	50%

The LTIP cash award payout at the end of the three-year performance period is computed as follows: (1) the amount of the participant’s target LTIP cash award is multiplied by the applicable percentage for the earnings per share performance, and (2) that result is multiplied by the applicable return on assets award percent level. Actual percentage rates will be prorated for performance results that are between the levels stated in the tables. The participant must be actively employed by the Company as of the end of the three-year performance period to be eligible to receive the LTIP cash award, subject to certain exceptions in the event of death, disability or retirement.

The equity award component of the long-term incentive compensation is designed to link long-term executive incentive compensation to shareholder value by providing an opportunity for increased equity ownership by executives. Significant levels of stock options were granted to the Named Executive Officers at the time they were named to their current positions, but in subsequent years, the Committee has granted stock options to Named Executive Officers at substantially the same level as stock option awards to other officers of First Defiance, typically 1,000 shares per year. Each of the Named Executive Officers was awarded an option for 1,000 shares on April 14, 2008. In conjunction with the adoption of the LTIP, additional options were awarded to Mr. Small, Mr. Rohrs and Mr. Wahl on July 21, 2008. Details regarding all stock option awards to Named Executive Officers in 2008 are set forth in the table on page 19 under the heading “2008 Grants of Plan-Based Awards”.

All stock options were awarded at the Nasdaq Global Market closing price of First Defiance’s common stock on the date of the grant and vest at a rate of 20% per year over the first five years of the ten-year option term. Vesting and exercise rights cease upon termination of employment except in the case of death, disability or retirement. Prior to the exercise of the option, the holder has no rights as a shareholder with respect to the shares subject to such option, including voting rights and the right to receive dividends.

Retirement Benefits

All employees of First Defiance, including the Named Executive Officers, are eligible to participate in the First Defiance Financial Corp. 401(k) Employee Savings Plan (the “Savings Plan”) and the First Defiance Employee Stock Ownership Plan (the “ESOP”).

The Savings Plan is a tax-qualified retirement savings plan pursuant to which all employees are able to contribute up to the limit prescribed by the Internal Revenue Service to the Savings Plan on a before-tax basis. First Defiance matches 50% of the first 6% of pay that is contributed to the Savings Plan. All employee contributions to the Savings Plan are fully vested upon contribution and First Defiance’s matching contribution is vested upon completion of a minimum service requirement.

The ESOP is a tax qualified plan under which shares of First Defiance common stock are allocated to participant accounts based on the participant’s compensation relative to compensation of all active participants in the Plan. The compensation of participants, including the Named Executive Officers, is limited to the Internal Revenue Service mandated maximum of $225,000 in 2007 for purposes of calculating the annual allocation of shares. Shares allocated to participant accounts are fully vested when the participant has completed three years of service. Participants in the ESOP hold full voting privileges for shares allocated to their account. Additional shares are allocated to participant accounts in lieu of dividends earned on allocated shares. Shares in the ESOP have been fully allocated, subject to re-allocation in the event of forfeitures. First Defiance did not make a contribution to the ESOP in 2008, and contributions in future years are not contemplated at this time.

The Named Executive Officers are entitled to participate in the First Defiance Deferred Compensation Plan, which enables the Named Executive Officers to defer up to 80% of their base salary and up to 100% of bonus payments. The First Defiance Deferred Compensation Plan is discussed in further detail under the heading “EXECUTIVE COMPENSATION—Nonqualified Deferred Compensation” below.

Perquisites and Other Personal Benefits

First Defiance provides Named Executive Officers with perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain employees for key positions. The Committee periodically reviews the levels of perquisites and other personal benefits provided to Named Executive Officers.

In 2008, the Company provided each of the Named Executive Officers who drives fewer than 15,000 miles for Company business each year with a $600 monthly automobile allowance. Employees who drive more than 15,000 business miles a year are provided with a company owned automobile instead of an automobile allowance. Each Named Executive Officer also is entitled to receive a country club membership. Mr. Vereecke opted not to receive a country club membership in 2007. Named Executive officers are also entitled, upon relocation, to receive reimbursement for certain reasonable expenses associated with the costs of such relocation. There were no relocations of executive officers in 2008.

Each Named Executive Officer is entitled to receive life insurance proceeds equal to two times the executive’s base salary, provided that the executive is employed by the Company at the time of his death. Approximately one half of such coverage (i.e., one times base salary) is provided as part of the Company’s group life insurance program that is offered to all full-time employees, and the balance is provided as an inducement for employees to consent to allowing the Company to insure them under their Bank Owned Life Insurance program.

The value of these perquisites is included in column (i) of the “Summary Compensation Table” on page 17.

The Company has Employment Agreements with certain key employees, including the Named Executive Officers. The employment agreements include provisions for severance payments upon a change of control and are designed to promote stability and continuity of senior management. Information regarding applicable payments under such agreements for the named executive officers is provided under the heading “EXECUTIVE COMPENSATION—Potential Payments Upon Termination or Change in Control” below.

Tax and Accounting Implications

Nonqualified Deferred Compensation

On October 22, 2004, The American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. While the final regulations have not become effective yet, the Company believes it is operating in good faith compliance with the statutory provisions which were effective January 1, 2005. A more detailed discussion of the Company’s nonqualified deferred compensation arrangements is provided on page 20 under the heading “Nonqualified Deferred Compensation.”

Accounting for Stock-Based Compensation

Beginning on January 1, 2006, the Company began accounting for its stock option plans in accordance with the requirements of FASB Statement No. 123(R) Share-Based Payment.

COMPENSATION COMMITTEE REPORT

The First Defiance Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee hereby certifies that it has reviewed with the Company’s senior risk officer, First Defiance’s senior executive officers (“SEOs”) incentive compensation arrangements and has made reasonable efforts to ensure that such arrangements do not encourage SEOs to take unnecessary and excessive risks that threaten the value of First Defiance.

Peter Diehl, Chairman

John Bookmyer

Stephen Boomer

Thomas A. Voigt

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the total compensation paid or earned by each of the Named Executive Officers for the fiscal years ended December 31, 2008, 2007 and 2006. The Named Executive Officers include all persons serving as the Company’s Chief Executive Officer and Chief Financial Officer during 2008, and the three other most highly compensated executive officers.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compen- sation ($)(3)	All Other Compen- sation ($)(4)	Total ($)
William J. Small Chairman of the Board & Chief Executive Officer of First Defiance	2008	$301,246	—	—	$7,556	—	$17,592	$325,854
	2007	278,932	—	—	5,377	$7,531	25,858	317,698
	2006	257,250	—	—	4,160	113,818	31,257	406,485

Donald P. Hileman Executive Vice President & Chief Financial Officer of First Defiance and First Federal; CEO of First Insurance and Investments	2008	$132,885	—	—	$1,653	—	$3,180	$137,718
John C. Wahl (5) Frmr. Executive Vice President & Frmr. Chief Financial Officer	2008	$175,000	—	—	$8,553	—	$18,720	$202,080
	2007	161,400	—	—	10,193	$3,389	28,467	203,449
	2006	155,900	—	—	8,976	53,648	28,144	246,668
James L. Rohrs Executive Vice President & President and Chief Executive Officer of First Federal Bank	2008	$200,000	—	—	$8,867	—	$17,901	$226,284
	2007	184,600	—	—	10,193	$3,877	25,565	224,235
	2006	178,350	—	$17,427	26,281	61,374	35,378	318,810

Gregory R. Allen First Federal Bank President of Southern Market Area	2008	$154,603	—	—	$14,593	—	$15,818	$184,850
	2007	150,100	$15,932	—	21,647	$3,152	23,286	214,117
	2006	145,000	—	—	32,942	49,897	44,020	271,859

Jeffrey D. Vereecke First Federal Bank President of Northern Market Area	2008	$135,000	—	—	$6,482	—	$6,336	$147,571
	2007	115,100	$10,472	—	6,505	$2,072	14,403	148,552

(1)	The amount in column (e) reflects amounts for grants made in 2001 to the extent the vesting period for such grant fell in 2006.

(2)

The amounts in column (f) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, 2007 and 2006, in accordance with FAS 123(R) of awards pursuant to the Stock Option Plans and thus include amounts from awards granted in and prior to 2008, 2007 and 2006. Assumptions used in the calculation of this amount are included in Note 20 to the Company’s audited financial statements for the fiscal year ended December 31, 2008 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2009.

(footnotes continued on next page)

(3)

The amounts in column (g) reflect the cash awards to the named individuals under the Company’s Performance Based Incentive Compensation Plan which is discussed in further detail below under the heading “Performance Based Incentive Compensation”.

(4)	The amount shown as “All Other Compensation” includes the following perquisites and personal benefits:

Name	Club Membership	Automobile Allowance or Personal Use of Company Automobile	401(k) Match	ESOP Allocation	Value of Life Insurance	Employee Stock Purchase Plan Match (a)
William J. Small	$4,732	$1,149	$6,900	$1,952	$1,059	$1,800
Donald P. Hileman	$1,472	$ -0-	$1,017	$ 0	$ 346	$ 345
John C. Wahl	$4,732	$4,879	$5,406	$1,529	$ 374	$1,800
James L. Rohrs	$4,732	$2,172	$6,170	$1,745	$1,281	$1,800
Gregory R. Allen	$4,825	$2,095	$5,265	$1,489	$ 345	$1,800
Jeffrey D. Vereecke	$ -0-	$ 291	$4,316	$1,327	$ 401	$ -0-

(5)	Mr. Wahl served as the Chief Financial Officer until March 16, 2009.

2008 Grants of Plan-Based Awards

The following table provides information on stock options granted in 2008 to each of the Named Executive Officers. There is no assurance that the grant date fair value of option awards will ever be realized. The amount included in the column labeled “Grant Date Fair Value of Stock and Option Awards” is the aggregate FAS 123(R) value of all awards made in 2008. In contrast, the Summary Compensation Table includes only the portion of that value that was expensed in 2008. There are two non-equity incentive plans for which estimated possible payouts are included in the table below: the short-term incentive compensation plan and the LTIP. Both of these incentive plans are described above under “Compensation Discussion and Analysis.”

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards				All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ / sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)		Target ($)	Maximum ($)
William J. Small	04/21/08	$67,780	(a)	$135,561	$203,341	1,000	$17.64	$ 2,070
William J. Small	07/21/08	$6,590	(b)	$52,718	$94,892	14,000	$15.97	$24,780
Donald P. Hileman	04/21/08	$23,255	(a)	$46,510	$69,765	750	$17.64	$ 1,553
John C. Wahl	04/21/08	$30,625	(a)	$61,250	$91,875	1,000	$17.64	$ 2,070
John C. Wahl	07/21/08	$3,203	(b)	$21,875	$39,375	6,000	$15.97	$10,620
James L. Rohrs	04/21/08	$35,000	(a)	$70,000	$105,000	1,000	$17.64	$ 2,070
James L. Rohrs	07/21/08	$3,750	(b)	$30,000	$54,000	8,000	$15.97	$14,160
Gregory R. Allen	04/21/08	$27,056	(a)	$54,111	$81,167	1,000	$17.64	$ 2,070
Jeffrey D. Vereecke	04/21/08	$23,625		$47,250	$70,875	1,000	$17.64	$ 2,070

(a)	Short-term incentive compensation plan.

(b)	LTIP.

Outstanding Equity Awards at Fiscal Year-End 2008

The following table provides information concerning unexercised options for each Named Executive Officer outstanding as of the end of the most recently completed fiscal year. Each outstanding award is represented by a separate row which indicates the number of securities underlying the award. The table also discloses the exercise price and the expiration date.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options(1) (#) Unexercisable	Option Exercise Price	Option Expiration Date
William J. Small	1,000	0	$19.53	04/20/2013
	800	200	$27.13	04/18/2014
	600	400	$25.89	04/18/2015
	400	600	$26.47	05/21/2016
	200	800	$27.41	04/15/2017
	0	1,000	$17.64	04/21/2018
	0	14,000	$15.97	07/21/2018

Donald P. Hileman	400	1,600	$22.72	12/16/2017
	0	750	$17.64	04/21/2018

John C. Wahl	5,000	0	$19.53	04/20/2013
	800	200	$27.13	04/18/2014
	1,200	800	$25.89	04/18/2015
	400	600	$26.47	05/21/2016
	200	800	$27.41	04/15/2017
	0	1,000	$17.64	04/21/2018
	0	6,000	$15.97	07/21/2018

James L. Rohrs	20,000	—	$11.56	08/29/2009
	40,000	—	$14.00	09/16/2011
	5,000	0	$19.53	04/20/2013
	800	200	$27.13	04/18/2014
	1,200	800	$25.89	04/18/2015
	400	600	$26.47	05/21/2016
	200	800	$27.41	04/16/2017
	0	1,000	$17.64	04/21/2018
	0	8,000	$15.97	07/21/2018

Gregory R. Allen	11,700	—	$14.00	09/16/2011
	5,000	0	$19.56	01/19/2013
	5,000	0	$19.53	04/20/2013
	4,000	1,000	$27.13	04/18/2014
	1,200	800	$25.89	04/18/2015
	800	1,200	$26.47	05/21/2016
	200	800	$27.41	04/16/2017
	0	1,000	$17.64	04/21/2018

Jeffrey D. Vereecke	1,000	0	$19.53	04/20/2013
	800	200	$27.13	04/18/2014
	1,200	800	$25.89	04/18/2015
	400	600	$26.47	05/21/2016
	200	800	$27.41	04/16/2017
	0	1,000	$17.64	04/21/2018

(1)	All options listed above vest at a rate of 20% per year over the first five years of the ten-year option term.

Option Exercises and Stock Vested In 2008

The following table provides information concerning exercises of stock options and vesting of stock awards during the most recently completed fiscal year for each of the Named Executive Officers on an aggregated basis. The table reports the number of securities for which the options were exercised; the aggregate dollar value realized upon exercise of options. The value realized upon vesting of stock awards does not include accrued dividends and interest, which is included in “All Other Compensation” in the Summary Compensation Table.

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
William J. Small	—	—
Donald P. Hileman	—	—
John C. Wahl	—	—
James L. Rohrs	5,600	$ 44,518
Gregory R. Allen	—	—
Jeffrey D. Vereecke	25,000	$133,450

Nonqualified Deferred Compensation

Pursuant to the First Defiance Deferred Compensation Plan, certain executives, including Named Executive Officers, as well as the directors of First Defiance may defer receipt of up to 80% of their base compensation and up to 100% of non-equity incentive plan compensation and, in the case of directors up to 100% of directors fees. Deferral elections are made by eligible executives or directors in December of each year for amounts to be earned in the following year.

Amounts deferred in the First Defiance Deferred Compensation Plan may be invested in any funds available under the Plan. The table below shows the funds available under the Plan and their annual rate of return for the calendar year ended December 31, 2008, as reported by the administrator of the Plan.

Name of Fund	Rate of Return	Name of Fund	Rate of Return
AmCent VP Value: CI 2	-26.80%	Mainstay VP Cash Mgmt	2.18%
Fidelity VIP Contrafund: IC	-42.51%	MainStay VP Int’l Eq	-25.67%
Fidelity VIP Freedom 2010: IC	-25.05%	Mainstay VP MidCap Core	-42.24%
Fidelity VIP Freedom 2020: IC	-32.60%	PIMCO VIT Tot Return: AC	4.80%
Fidelity VIP Freedom 2030: IC	-38.04%	Royce Micro Cap	-43.27%
Fidelity VIP INvGd Bond: IC	3.25%	Royce SmCap	-27.18%
First Defiance Stock	-62.41%	T. Rowe Price Ltd-Term Bond	1.55%
Janus AS Forty: IS	-44.15%	UIF U.S. RealEst	-37.89%

Benefits under the First Defiance Deferred Compensation Plan are generally paid beginning the year following the executive’s retirement or termination. However, the Plan does have provisions for scheduled “in-service” distributions from the plan and it also allows for hardship withdrawals upon the approval of the Compensation Committee. Retirement benefits are paid either in a lump sum or in scheduled installment payments when the executive’s termination is considered a retirement. All other distributions are made in lump sum payments.

The following table provides information with respect to the Named Executive Officers participation in the First Defiance Deferred Compensation Plan. All contributions to the First Defiance Deferred Compensation plan are made by the executives participating in the Plan. There are no contributions by First Defiance and none of the Named Executive Officers received a withdrawal or distribution under the Plan.

Name	Executive Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year End ($)
William J. Small	$15,000	($82,651)	$147,720
Donald P. Hileman	$30,000	($ 6,519)	$ 23,481
John C. Wahl	$10,000	($46,580)	$ 91,851
James L. Rohrs	$ -0-	($36,675)	$ 81,797
Gregory R. Allen	$10,000	($54,529)	$ 78,438
Jeffrey D. Vereecke	$ -0-	$ -0-	$ -0-

Potential Payments Upon Termination or Change in Control

The table below summarizes the estimated payments to be made under each contract, agreement, plan or arrangement which provides for payments to a Named Executive Officer at, following, or in connection with any termination of employment including by resignation, severance, retirement, disability or a constructive termination, by a change of control of the Company; or by a change in the Named Executive Officer’s responsibilities (that may not result in a termination of employment).

The amounts shown assume that such termination was effective as of December 31, 2008, and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company. Although Mr. Wahl had an employment agreement on December 31, 2008, it was terminated on March 16, 2009 when he ceased to be the Chief Financial Officer of First Defiance and First Federal. However, he is included in the discussion below because the employment agreement was still effective on December 31, 2008.

Payments Made Upon Termination

Regardless of the manner in which a Named Executive Officer’s employment terminates, the executive is entitled to receive amounts earned during the term of employment. Such amounts include:

•	non-equity incentive compensation earned during the fiscal year;

•	amounts contributed under the First Defiance Deferred Compensation Plan;

•	unused vacation pay; and

•	amounts accrued and vested through the Company’s 401(k) Plan

Payments Made Upon Retirement

In the event of retirement of a Named Executive Officer, in addition to the items identified above, the executive will be entitled to the following:

•	vesting of all outstanding unvested stock options; and

•

executives who meet minimum age and years of service requirements are entitled to continue to participate in the Company’s health and welfare benefits. These benefits are the same as retiree medical benefits offered to all employees of First Defiance and are more fully described in Note 16 to the Financial Statements included in the Annual Report on Form 10-K for the year ended December 31, 2008.

Payments Made Upon Death or Disability

In the event of the death or disability of a Named Executive Officer, in addition to the benefits listed under the headings “Payments Made upon Termination” and “Payments Made Upon Retirement” above, the Named Executive Officer will receive benefits under the Company’s disability plan or payments under the Company’s life insurance plans, as appropriate.

Payments Made Upon Change of Control

Each Named Executive Officer, other than Messrs. Hileman and Vereecke, has entered into an employment agreement with First Defiance and First Federal, the terms of which are similar for Messrs. Small, Wahl, Rohrs and Allen. Pursuant to their agreements, if the executive’s employment is terminated following a change of control (other than termination by the Company for cause or by reason of death or disability) or if the executive terminates his employment in certain circumstances defined in the employment agreements which constitute “good reason”, in addition to the benefits listed under the heading “Payments Made Upon Termination” the Named Executive Officer will receive a lump sum severance payment of 2.99 times the employee’s average annual compensation for the five most recent taxable years ending during the calendar year in which the Notice of Termination occurs. Under the agreements, compensation is defined as base salary plus non-equity incentive bonus.

Further, all unvested stock options held by Messrs Small, Wahl, Rohrs and Allen will automatically vest and become exercisable in the event of a change in control. Such unvested options do not vest in the event of termination for reasons other than retirement, death or disability, even if such termination is for “good reason.”

Each of Messrs. Hileman and Vereecke has entered into a Change of Control and Non-Compete Agreement. Under the terms of this agreement, in the event employment is terminated within six months prior to a change of control or within one year after a change of control, the executive is entitled to receive an amount equal to his annual salary most recently set prior to the occurrence of the change in control.

Generally, pursuant to the agreements, a change of control has the meaning set forth in Section 409(A)(a)(2)(A)(v) of the Internal Revenue Code of 1986, as amended.

Executive Benefits and Payments upon Termination	Voluntary Termination	For Cause Termination	Involuntary Not for Cause Or Voluntary Good Reason Termination	Involuntary Change of Control Termination (CIC)	Death	Disability
William J. Small
Severance	—	—	$971,862	$971,862	—	—
Accelerated vesting of options (1)	—	—	—	$0	$0	$0
Donald P. Hileman
Severance	—	—	—	$130,000	—	—
John C. Wahl
Severance (2)	—	—	$557,959	$557,959	—	—
Accelerated vesting of options (1)	—	—	—	$0	$0	$0
James L. Rohrs
Severance	—	—	$638,207	$638,207	—	—
Accelerated vesting of options (1)	—	—	—	$0	$0	$0
Gregory R. Allen
Severance	—	—	$508,180	$508,180	—	—
Accelerated vesting of options (1)	—	—	—	$0	$0	$0
Jeffrey D. Vereecke
Severance	—	—	—	$135,000	—	—
(1)	As of December 31, 2008, the exercise price of all stock options exceeded the fair market value, resulting in no value associated with the acceleration of these options.

(2)	Mr. Wahl’s employment agreement was terminated effective March 16, 2009, so, as of the date of this proxy statement, he would not be entitled to any severance payments upon termination.

PROPOSAL 2

Non-Binding Advisory Vote on Executive Compensation

In December 2008, First Defiance participated in the U.S. Department of the Treasury (“Treasury”) Capital Purchase Program (“CPP”). Under the CPP, First Defiance issued $37.0 million of First Defiance non-voting preferred stock and a warrant to purchase 550,595 shares of Common Stock at an exercise price of $10.08 per share, subject to certain anti-dilution and other adjustments. The $ 37.0 million of Preferred Stock issued by First Defiance under the CPP will qualify as Tier 1 capital. The American Recovery and Reinvestment Act of 2009 (“ARRA”), more commonly known as the economic stimulus package, was signed into law on February 17, 2009. In addition to a wide variety of programs intended to stimulate the economy, ARRA imposes significant new requirements for and restrictions relating to the compensation arrangements of financial institutions that received government funds through the CPP. These restrictions apply until a participant repays the financial assistance received through the CPP (the “CPP Period”).

One of the new requirements is that any proxy for a meeting of shareholders at which directors are to be elected which is held during the CPP Period permit a non-binding advisory vote on the compensation of the executives of the CPP participant, as described in the participant’s proxy statement. These proposals are commonly referred to as “Say-on-Pay” proposals.

As a shareholder, you have the opportunity to vote for or against First Defiance’s executive compensation through the following resolution:

“Resolved, that the shareholders approve the compensation of First Defiance’s executives as named in the Summary Compensation Table of the Company’s 2009 Proxy Statement, as described in the ‘Compensation Discussion and Analysis,’ the compensation tables and the related disclosure contained on pages 11-24 in the Proxy Statement.”

Because your vote is advisory, it will not be binding upon the Board of Directors, overrule any decision made by the Board of Directors, or create or imply any additional fiduciary duty by the Board of Directors. The Compensation Committee may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

Your Board Recommends That You

Vote FOR the Approval of First Defiance’s Executive Compensation.

BENEFICIAL OWNERSHIP

The following table includes, as of the Voting Record Date, certain information as to the Common Stock beneficially owned by (i) the only persons or entities, including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (“1934 Act”), known to First Defiance to be the beneficial owner of more than 5% of the issued and outstanding Common Stock, (ii) each director and each person nominated to become a director of First Defiance, (iii) the Named Executive Officers, and (iv) all directors and executive officers of First Defiance as a group.

	Common Stock
Name of Beneficial Owner	Shares Owned	Right to Acquire Beneficial Ownership Under Options Exercisable Within 60 Days	Percent of Class (a)
First Defiance Financial Corp. Employee Stock Ownership Plan	527,724(b)	—	6.50%
Dimensional Fund Advisors, LP	659,841(c)	—	8.13%
John L. Bookmyer	1,117	1,200	—
Stephen L. Boomer	14,514(d)	—	—
Dr. Douglas A. Burgei	25,252(d)	—	—
Peter A. Diehl	13,202	—	—
Jean A. Hubbard	5,000(d)	—	—
Dwain I. Metzger	2,586	1,200	—
Barbara A. Mitzel	775(d)	—	—
James L. Rohrs	53,456	68,400	1.49%
William J. Small	115,712(d)(e)	3,800	1.47%
Samuel S. Strausbaugh	4,576	1,200	—
Thomas A. Voigt	14,273(d)	—	—
Gregory R. Allen	19,050(e)	29,700	—
Donald P. Hileman	1,262	550	—
Jeffrey D. Vereecke	45,964(d)	4,600	—
John C. Wahl	86,522(d)(e)	8,600	1.17%
All current directors and executive officers as a group (18 persons)	434,504(e)	159,150	7.17%

(a)	If no percent is provided, the number of shares is less than 1% of the total outstanding shares of Common Stock.

(b)

Shares owned by First Defiance Financial Corp. Employee Stock Ownership Plan, 601 Clinton St., Defiance, OH (“ESOP”) which have been allocated to persons listed in this table are also included in those persons’ holdings: Mr. Rohrs – 5,001 shares, Mr. Small – 18,623 shares, Mr. Allen – 5,485 shares, Mr. Vereecke – 17,335 shares, Mr. Wahl – 22,484 shares, and all directors and executive officers as a group – 79,098 shares.

(footnotes continued on next page)

(c)

Based on Schedule 13G filed with the SEC on February 9, 2009, Dimensional Fund Advisors LP, Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746 (“Dimensional”), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, possesses sole voting power over 649,702 shares of Common Stock and sole investment power over 659,841 shares of Common Stock. All shares reported are owned by the funds for which Dimensional serves as investment advisor, and Dimensional disclaims beneficial ownership of such securities.

(d)

Includes shares of Common Stock in which beneficial owners share voting and/or investment power as follows: 10,125 held jointly by Mr. Boomer and his spouse; 5,615 shares held jointly by Dr. Burgei and his spouse; 3,500 shares held in the Hubbard Company Retirement Plan 401(k) for which Ms. Hubbard is a trustee; 775 shares which Ms. Mitzel owns jointly with her spouse; 302 shares and 53,240 shares which Mr. Small owns jointly with his children and spouse respectively; 1,744 shares held by Mr. Voigt’s spouse; 490 shares owned jointly by Mr. Vereecke and his son and 200 shares held in custodial account for minor children for which either Mr. Vereecke or his spouse is custodian; and 20,000 shares, 2,000 shares, 482 shares and 155 shares held by Mr. Wahl’s spouse, jointly by Mr. Wahl and his spouse, held in custodial accounts for minor children for which Mr. Wahl’s is custodian, and held in a trust for which Mr. Wahl is trustee.

(e)	Includes the following shares pledged as collateral on a loan: Mr. Small – 16,684; Mr. Allen – 1,200; Mr. Wahl – 16,400; and Mr. Rose – 1,600.

RELATED PERSON TRANSACTIONS

All directors and executive officers have commercial, consumer or mortgage banking relationships with First Federal and a number have insurance relationships through First Insurance and Investments. All loans or deposits made to directors and executive officers (i) were made in the ordinary course of business; (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans or deposits with persons not related to First Federal; and (iii) did not involve more than the normal risk of collectibility or present other unfavorable features.

First Federal has a policy which covers all loans to directors and executive officers. In accordance with that policy, any loan request for directors or executive officers, which when aggregated with other extensions of credit from First Federal exceeds $500,000 requires prior Board of Directors approval. Loans to executive officers, which when aggregated with existing extensions of credit are less than $500,000, do not require prior Board of Directors approval but must be reported at the next Board meeting. Loans to directors, which when aggregated with existing extensions of credit are less than $500,000, do not require Board approval and are not required to be reported to the Board at the next Board meeting. However, all loan transactions with related persons are reported to and ratified by the audit committee quarterly. First Defiance’s policy is that it will not enter into related person transactions that are outside of normal banking relationships.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires First Defiance’s executive officers and directors, and persons who own more than ten percent of Common Stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and to provide First Defiance with a copy of such form. Based on First Defiance’s review of the copies of such forms it has received, First Defiance believes that its executive officers and directors complied with all filing requirements applicable to them with respect to transactions during the fiscal year ended December 31, 2008, except that Ms. Hubbard and Mr. Harris each filed a late Form 3 and Ms. Mitzel filed a late Form 3 and a late Form 4 reporting one transaction.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The independent auditors for the fiscal year ended December 31, 2008 were the independent registered public accounting firm Crowe Horwath LLP. The Audit Committee has reappointed Crowe Horwath to continue as independent auditors for First Defiance for the year ended December 31, 2009. Crowe Horwath also served as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2007 and has reported on the Company’s consolidated financial statements.

The following table sets forth the aggregate fees that were incurred for audit and non-audit services provided by Crowe Horwath in 2008 and 2007. The table lists audit fees, audit related fees, tax fees and all other fees.

Services Rendered	2008	2007
Audit Fees	$299,000	$264,000
Audit Related Fees	48,900	22,075
Tax Fees	103,100	44,050
Other	—	—

Total fees paid	$451,000	$330,125

Audit related fees relate to services for employee benefit plan audits, compliance services and services related to accounting consultations relating to the Company’s mergers and acquisitions activity. Tax fees include the following amounts paid to Crowe Horwath in 2008 and 2007:

Tax Services Rendered	2008	2007
Tax return preparation	$32,255	$24,045
Other tax compliance	70,855	20,005

Total Tax Fees	$103,110	$44,040

Other tax compliance fees consist of fees related to the preparation of tax returns and tax compliance. The increase in tax fees for 2008 is related to the acquisition of Pavilion Bancorp, Inc. and tax planning for the First Defiance Operations Center.

Representatives of Crowe Horwath will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

AUDIT COMMITTEE REPORT

The Audit Committee is comprised of four directors, all of whom are considered “independent” under Nasdaq listing standards.

The Audit Committee oversees First Defiance’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal control. In fulfilling its oversight responsibilities, the Committee reviewed with management the audited financial statements in the Annual Report on Form 10-K, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Committee also reviews the effectiveness of First Defiance’s system of internal controls, including a review of the process used by management to evaluate the effectiveness of the system of internal control.

The Committee reviewed with Crowe Horwath LLP its judgment as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed under their professional standards. The Committee received the written disclosures and the letter from Crowe Horwath required by applicable requirements of the Public Company Accounting Oversight Board regarding Crowe Horwath’s communications with the Committee concerning independence. In addition, the Committee discussed with Crowe Horwath its independence from management and the Company, including the matters required to be discussed by Statement of Auditing Standards No. 114, and considered the compatibility of non-audit services with the auditors’ independence. The committee also pre-approved all professional services provided to the Company by the independent registered public accounting firm.

The Committee discussed with the Company’s internal auditor and independent registered public accounting firm the overall scope and plans for their respective audits. The Committee meets with the internal auditor and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee held five meetings during 2008.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the SEC. The Committee and the Board have also approved the selection of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2009.

John Bookmyer, Audit Committee Chair

Stephen L. Boomer

Peter A. Diehl

Samuel S. Strausbaugh

March 5, 2009

OTHER MATTERS

Each proxy confers discretionary authority on the Board of Directors of First Defiance to vote the proxy for the election of any person as a director if the nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the Annual Meeting. Management is not aware of any business to come before the Annual Meeting other than those matters described in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

The cost of solicitation of proxies will be borne by First Defiance. First Defiance will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Common Stock. In addition to solicitations by mail, directors, officers and employees of First Defiance may solicit proxies personally or by telephone without additional compensation. First Defiance will also pay the standard charges and expenses of brokerage houses, voting trustees, banks, associations and other custodians, nominees and fiduciaries who are record holders of Common Stock not beneficially owned by them, for forwarding the proxy materials to, and obtaining proxies from, the beneficial owners of First Defiance Common Stock entitled to vote at the Annual Meeting.

SHAREHOLDER PROPOSALS

Any proposal which a shareholder wishes to have included in the proxy solicitation materials to be used in connection with the next annual meeting of shareholders of First Defiance must be received at the main office of First Defiance no later than November 17, 2009. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the 1934 Act, it will be included in the Proxy Statement and set forth on the form of proxy issued for the next annual meeting of shareholders. In addition, if a shareholder intends to present a proposal at the 2009 annual meeting of shareholders of First Defiance without including the proposal in the proxy solicitation materials relating to that meeting, and if the proposal is not received by February 8, 2010, then the proxies designated by the Board of Directors of First Defiance for the 2010 annual meeting may vote proxies in their discretion on any such proposal without mention of such matter in the proxy solicitation materials or on the proxy card for such meeting.

ANNUAL REPORTS AND FINANCIAL STATEMENTS

Shareholders of First Defiance as of the Record Date for the Annual Meeting are being provided with a copy of First Defiance’s Annual Report to Shareholders and Form 10-K for the year ended December 31, 2008 (“Annual Report”). Included in the Annual Report are the consolidated financial statements of First Defiance as of December 31, 2008 and 2007 and for each of the years in the three-year period ended December 31, 2008, prepared in accordance with generally accepted accounting principles, and the related reports of First Defiance’s independent registered public accounting firm. The Annual Report is not a part of this Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS

William J. Small, Chairman, President and Chief Executive Officer

March 17, 2009

Defiance, Ohio

z	{

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY FIRST DEFIANCE FINANCIAL CORP.	For	With- hold	For All Except

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FIRST DEFIANCE FINANCIAL CORP. ANNUAL MEETING OF SHAREHOLDERS April 21, 2009 1:00 p.m. local time			1.	ELECTION OF DIRECTORS FOR THREE-YEAR TERM EXPIRING IN 2012.	☐	☐	☐

Nominees for a three-year term expiring in 2012:
Douglas A. Burgei, Dwain I. Metzger and Samuel S. Strausbaugh

The undersigned hereby appoints the Board of Directors of First Defiance Financial Corp. (the “Company”) as proxies, each with power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all the shares of Common Stock of the Company held of record by the undersigned on March 6, 2009 at the Annual Meeting of Shareholders to be held at the Operations Center of its subsidiary, First Federal Bank, located at 25600 Elliott Road, Defiance, Ohio 43512, on Tuesday, April 21, 2009, at 1:00 p.m., Eastern Time, and any adjournment thereof.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.
					For	Against	Abstain
			2.	Resolved, that the Shareholders approve the compensation of First Defiance’s executives named in the Summary Compensation Table of the	☐	☐	☐
Company’s 2009 Proxy Statement, as described in the “Compensation Discussion and Analysis,” the compensation tables and the related disclosure contained on pages 11-24 in the Proxy Statement.
			3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
The Board of Directors recommends a vote “FOR” Proposals 1 and 2.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. THE SHARES OF THE COMPANY’S COMMON STOCK WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE BOARD OF DIRECTORS’ NOMINEES TO THE BOARD OF DIRECTORS

SPECIFIED IN PROPOSAL 1, “FOR” THE APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION, AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING.

Please be sure to date and sign this proxy card in the box below.		Date
Sign above

PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS CARD. When signing as an attorney, executor, administrator, trustee or guardian, please give full title. If a corporation or partnership, write in the full corporate or partnership name and have the President or other authorized officer sign. If shares are held jointly, each holder should sign, but only one signature is required.

x							y

Ç Detach above card, sign, date and mail in postage paid envelope provided. Ç

FIRST DEFIANCE FINANCIAL CORP.

PLEASE ACT PROMPTLY SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

3874

INSTRUCTION CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

FIRST DEFIANCE FINANCIAL CORP.

ANNUAL MEETING OF SHAREHOLDERS

April 21, 2009

1:00 p.m. local time

The undersigned hereby appoints the Board of Directors of First Defiance Financial Corp. (the “Company”) as proxies, each with power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all the shares of Common Stock of the Company held of record by the undersigned on March 6, 2009 at the Annual Meeting of Shareholders to be held at the Operations Center of its subsidiary, First Federal Bank, located at 25600 Elliott Road, Defiance, Ohio 43512, on Tuesday, April 21, 2009, at 1:00 p.m., Eastern Time, and any adjournment thereof.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS INSTRUCTION CARD PROMPTLY IN THE

ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA

THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

À                        FOLD AND DETACH HERE                         À

FIRST DEFIANCE FINANCIAL CORP. — ANNUAL MEETING, APRIL 21, 2009

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1.	Call toll free 1-888-216-1302 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at https://www.proxyvotenow.com/def and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

3874

z					{
	☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY
			FIRST DEFIANCE FINANCIAL CORP.	Annual Meeting of Stockholders
APRIL 21, 2009

		For	Withhold All	For All Except			For	Against	Abstain
1.	ELECTION OF DIRECTORS FOR THREE-YEAR TERM EXPIRING IN 2012.	☐	☐	☐	2.

Resolved, that the Shareholders approve the compensation of First Defiance’s executives named in the Summary Compensation Table of the Company’s 2009 Proxy Statement, as described in the “Compensation Discussion and Analysis”, the compensation tables and the related disclosure contained on pages 11-24 in the Proxy Statement.

							☐	☐	☐
Nominees for a three-year term expiring in 2012:
	(01) Douglas A. Burgei (02) Dwain I. Metzger				3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.	☐	☐	☐
(03) Samuel S. Strausbaugh

INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.						The Board of Directors recommends a vote “FOR” proposals 1 and 2 listed above.

    THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. THE SHARES OF THE COMPANY’S COMMON STOCK WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE BOARD OF DIRECTORS’ NOMINEES TO THE BOARD OF DIRECTORS SPECIFIED IN PROPOSAL 1, “FOR” THE APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION, AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING.

						Mark here if you plan to attend the meeting			☐
						Mark here for address change and note change			☐

	Please be sure to date and sign this proxy card in the box below.		Date
Sign above

    PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS CARD. When signing as an attorney, executor, administrator, trustee or guardian, please give full title. If a corporation or partnership, write in the full corporate or partnership name and have the President or other authorized officer sign. If shares are held jointly, each holder should sign, but only one signature is required.

IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW
x									y

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

                                    ¿                                                                                                              ¿

PROXY VOTING INSTRUCTIONS

Stockholders of record have three ways to vote:

1.   By Mail; or

2.   By Telephone (using a Touch-Tone Phone); or

3.   By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3:00 a.m., April 21, 2009. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone	Vote by Internet
Call Toll-Free on a Touch-Tone Phone anytime prior to	anytime prior to
3:00 a.m., April 21, 2009.	3:00 a.m., April 21, 2009 go to
1-888-216-1302	https://www.proxyvotenow.com/def

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

ON-LINE PROXY MATERIALS :	Access at https://www.proxyvotenow.com/def

Your vote is important!